Exhibit 99.01
El Paso Pipeline Partners, L.P. Prices Initial Public Offering
HOUSTON, Nov. 15 /PRNewswire-FirstCall/ — El Paso Pipeline Partners, L.P. (NYSE: EPB) has priced its initial public offering of 25 million common units at $20.00 per unit, and the units will begin trading on the New York Stock Exchange Friday, November 16, under the symbol “EPB.” The underwriters will be granted a 30-day over-allotment option to purchase up to 3,750,000 additional common units.
The common units offered to the public will represent 28.9 percent of the outstanding equity of El Paso Pipeline Partners, L.P., or 33.2 percent if the underwriters exercise, in full, their over-allotment option. El Paso Corporation (NYSE: EP) will indirectly own the remaining equity interests in El Paso Pipeline Partners, L.P., including common units, subordinated units, and a 2-percent general partner interest.
This offering of common units will be made only by means of a prospectus. A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, when available, may be obtained from the offices of:

Lehman Brothers Inc. c/o Broadridge 1155 Long Island Avenue Edgewood, NY 11717 Fax: 631-254-7140 E-mail: qiana.smith@broadridge.com	Citi Brooklyn Army Terminal 140 58th Street, 8th Floor Brooklyn, New York 11220 Phone: 800-831-9146

Goldman, Sachs & Co. 85 Broad Street New York, NY 10004 Fax: 212-902-9316 E-mail: prospectus-ny@ny.email.gs.com	UBS Securities LLC Prospectus Department 299 Park Avenue New York, NY 10171 Phone: 212-821-3000
El Paso Pipeline Partners, L.P. is a Delaware limited partnership recently formed by El Paso Corporation to own and operate natural gas transportation pipelines, storage, and other midstream assets. Initially, El Paso Pipeline Partners, L.P. will own Wyoming Interstate Company, a pipeline system serving the Rocky Mountain region, and a 10-percent interest in each of the Colorado Interstate Gas Company (CIG) and Southern Natural Gas Company (SNG) pipelines, which operate in the Rocky Mountain and Southeastern regions of the United States, respectively. El Paso Corporation will continue to own the other 90 percent of CIG and SNG.
At or prior to the closing of the offering, SNG will transfer to El Paso Corporation its equity investment in Citrus Corp. and its wholly owned subsidiaries Southern LNG Inc. and Elba Express Company, LLC. These assets will not become part of El Paso Pipeline Partners.
El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest interstate natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit http://www.elpaso.com.
This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus.
Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, we may not be able to raise the planned amount of capital, and we may not be able to complete the proposed actions on the timetable indicated. No assurance can be given as to the value of the master limited partnership, the price at which its securities may trade, or whether a liquid market for its securities will develop or be maintained. In addition, the company and the master limited partnership will be subject to the other risk factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.
SOURCE El Paso Corporation
11/15/2007
CONTACT: Investor and Public Relations, Bruce L. Connery, Vice President, +1-713-420-5855, or Investor Relations, Bill Baerg, Manager, +1-713-420-2906, both of El Paso Corporation
2185 11/15/2007 17:04 EST http://www.prnewswire.com